Exhibit 99.1

Wolfspeed Adds Two Seasoned Directors to Its Board
Paul Walsh and Mark Jensen Bring Valuable Restructuring, Semiconductor Industry, and Finance & Accounting Expertise
Stacy Smith to Not Stand for Re-Election to Wolfspeed’s Board
Company Remains Actively Engaged with its Lenders to Improve its Capital Structure

DURHAM, N.C. May 9, 2025 -- Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed” or the “Company”), a global leader in silicon carbide technology, today announced the appointments of Paul Walsh and Mark Jensen to the Company’s Board of Directors (the “Board”). Both Mr. Walsh and Mr. Jensen will serve as members of the Audit Committee.

Tom Werner, Chairman of the Board, commented, “We are pleased to add two highly-qualified directors, Paul and Mark, to our Board. They both bring invaluable industry experience and deep expertise in accounting, finance and restructuring. Their backgrounds position them well to help the Board and Company navigate ongoing discussions with lenders and reach a comprehensive solution to address our balance sheet. We continue to make meaningful progress in these negotiations and we believe guidance from both Paul and Mark will be critical to our efforts in reaching an outcome that will support our long-term success.”

Mr. Walsh most recently served as Chief Financial Officer and Senior Vice President, Finance and Administration of Allegro Microsystems, a global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (ICs) and application-specific analog power ICs, from 2014 to 2022. He previously served as Chief Financial Officer of Rocket Software and held multiple finance roles at Silicon Laboratories, earning successive promotions and ultimately serving as Senior Vice President and Chief Financial Officer. He currently serves on the boards of Kopin Corporation and Semtech Corporation.

Mr. Jensen brings an extensive background in finance and accounting, having most recently served as U.S. Managing Partner, Technology Industry, at Deloitte from 2001 to 2012. Before joining Deloitte, he held senior roles as Chief Financial Officer of Redleaf Group and Managing Partner at Arthur Andersen. Mr. Jensen currently serves on the boards of 23andMe and Lattice Semiconductor.

Wolfspeed also today announced that Stacy Smith will not stand for re-election to the Board and will leave the Board prior to the Company’s 2025 annual meeting of shareholders.

Mr. Smith commented, “I am proud of the role Wolfspeed is playing in driving innovation and energy efficiency through its leadership in silicon carbide technology. I'm grateful for my time serving on the Board of this company that is critically important to U.S. national security. Wolfspeed is in excellent hands with its new CEO, Robert Feurle, and the entire Board under Tom Werner’s tireless and capable leadership.”

Mr. Werner concluded, “On behalf of the Board, I want to thank Stacy for his dedicated service and valued contributions to Wolfspeed during his tenure, particularly during his time as Lead Independent Director. We wish him the best in all of his future endeavors.”

About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.

Forward-Looking Statements
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about Wolfspeed’s ability to reach an agreement with its lenders related to its outstanding indebtedness and balance sheet. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East, changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with its expansion plans, including design and construction delays, cost overruns; the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to its restructuring costs; Wolfspeed’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; its ability to take certain actions with respect to its capital and debt structure, including issuing the full amount of senior notes under its agreements with its lenders and restructuring or refinancing its convertible notes; the risk that Wolfspeed does not meet its production commitments to those customers who provide it with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; its ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and its entry into new business channels different from those in which Wolfspeed has historically operated; the ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as it expects, including the adoption of its products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for the Company’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of its business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on its investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render its products obsolete; the potential lack of customer acceptance for its products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that its products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of its efforts to enhance its value; the substantial doubt about Wolfspeed’s ability to continue as a going concern; and other factors discussed in Wolfspeed’s filings with the Securities and Exchange Commission (SEC), including its report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the United States federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.Wolfspeed® is a registered trademark of Wolfspeed, Inc.

Contact:
Tyler Gronbach
Wolfspeed, Inc.
Vice President of External Affairs
Phone: 919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.